SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021
World Wrestling Entertainment, Inc.
  __________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company ad defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2021, World Wrestling Entertainment, Inc. (the “Company”) entered into a separation agreement with Kristina Salen, formerly the Company’s Chief Financial Officer, in connection with her previously announced departure from the Company (the “Separation Agreement”).  Under the terms of the Separation Agreement, Ms. Salen will receive a continuation of base salary and health insurance coverage for a period of twelve months.  She will be paid cash in the amount of $413,000 for certain forfeited restricted stock units and will be eligible for a payment in respect of her incentive bonus for 2021 to be determined by the Compensation Committee of the Company’s Board of Directors and currently estimated at $431,200, in each case payable on or before March 31, 2022.  All payments are subject to applicable employment or tax withholdings and deductions.  The Separation Agreement contains other standard provisions, including maintaining Ms. Salen’s intellectual property, confidentiality and non-solicitation obligations.  The Separation Agreement is terminable by Ms. Salen until November 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ Samira Shah
Samira Shah
General Counsel and Corporate Secretary

Dated:  November 26, 2021